                      SECOND AMENDMENT TO
             AMENDED AND RESTATED CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Second Amendment"), dated as of March 26, 1996, is entered into among AMERICAN FREIGHTWAYS CORPORATION, an Arkansas corporation ("AFC"), AMERICAN FREIGHTWAYS, INC., an Arkansas corporation ("AFI"; AFC and AFI are referred to collectively as the "Companies" and individually as a "Company"), the banks listed on the signature pages hereof (the "Lenders"), NATIONSBANK OF TEXAS, N.A., in its capacity as agent (in said capacity, the "Agent").


                           BACKGROUND

     A. Companies, Lenders and Agent heretofore entered into that certain Amended and Restated Credit Agreement, dated as of October 20, 1994, as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of May 31, 1995
(said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

     B. Companies, Lenders and Agent desire to make certain amendments to the Credit Agreement.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Companies, Lenders and Agent covenant and agree as follows:

     1.        AMENDMENTS.

          (a) The defined term "Applicable LIBOR Margin" is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order to read as follows:

               "'Applicable LIBOR Margin' means, for any particular date for any LIBOR Advance outstanding during the
          (a) Initial Pricing Period, a rate of interest per annum equal to 0.625% and (b) the Final Pricing Period, that rate of interest per annum equal to the rate set forth below opposite the Leverage Ratio which is in effect for such particular date. During the Final Pricing Period, such rate of interest applicable to any particular date will be determined quarterly by the Agent upon receipt of an Officer's Certificate of the Companies setting forth the Leverage Ratio (and its computation) as of the last day of the most recent fiscal quarter then ended pursuant to Section 5.13. If the Agent shall not have received such Officer's Certificate pursuant to Section 5.13 with respect to the last day of the most recent fiscal quarter then ended, such rate of interest shall be equal to 1.000% until such time as such Officer's Certificate is received. All such determinations shall be effective on the fifth Business Day following receipt of such Officer's Certificate of the Companies.

Leverage Ratio                   Applicable LIBOR Margin
Greater than or equal to 3.90    1.000%
to 1.0
Greater than or equal to 3.50    0.875%
to 1.0 but less than 3.90 to
1.0
Greater than or equal to 3.00    0.750%
to 1.0 but less than 3.50 to
1.0
Greater than or equal to 2.25    0.625%
to 1.0 but less than 3.00 to
1.0
Less than 2.25 to 1.0            0.500%"

          (b) The defined term "Initial Pricing Period" is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order to read as follows:

               "'Initial Pricing Period' means that period from the date of this Agreement to and including the Rate
          Adjustment Date."

          (c)       The defined term "Leverage Ratio" is hereby added to
     Section 1.01 of the Credit Agreement in proper alphabetical order to read as follows:

               "'Leverage Ratio' means, with respect to Companies and their Subsidiaries on a consolidated basis, the ratio of (a) the sum of Current Debt and Funded Debt as of the date of determination to (b) EBITDA for the four fiscal quarters ending on the date of determination."

          (d) The definition of "LIBOR Rate" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting "0.625%" in the first sentence thereof and inserting "the Applicable LIBOR
     Margin" in lieu thereof.

          (e) The defined term "Rate Adjustment Date" is hereby added to Section 1.01 of the Credit Agreement in the proper alphabetical order to read as follows:

               "'Rate Adjustment Date' means the date five Business Days after the date that the Lenders receive the financial statements for the quarterly period ending
          March 31, 1996 and Officer's Certificate, as required pursuant to Section 5.13."

          (f) The defined term "Final Pricing Period" is hereby added to Section 1.01 of the Credit Agreement in proper alphabetical order to read as follows:

               "'Final Pricing Period' means the period from the date which is the first day following the end of the Initial Pricing Period to the Maturity Date."

          (g) Section 2.03 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                    "2.03     Fees.  (a)  Subject to Section 8.09
          hereof, the Companies, jointly and severally, agree to pay to the Agent, for the Ratable account of the Lenders, a commitment fee payable on the average daily amount of the Unused Commitment, from the date hereof through the Maturity Date (i) during the Initial Pricing Period, at a per annum percentage of 0.2000% and (ii) during the Final Pricing Period, at the per annum percentages based on the following schedule:

Leverage Ratio                                     Percentage
Greater than or equal to 3.90 to 1.0               0.3000%
Greater than or equal to 3.50 to 1.0 but less than 0.2750%
3.90 to 1.0
Greater than or equal to 3.00 to 1.0 but less than 0.2500%
3.50 to 1.0
Greater than or equal to 2.25 to 1.0 but less than 0.2000%
3.00 to 1.0
Less than 2.25 to 1.0                              0.1875%

               During the Final Pricing Period, such per annum percentage will be determined quarterly by the Agent upon receipt of an Officer's Certificate of the Companies setting forth the Leverage Ratio (and its computation) as of the last day of the most recent fiscal quarter then ended pursuant to Section 5.13. If the Agent shall not have received such Officer's Certificate pursuant to
          Section 5.13 with respect to the last day of the most recent fiscal quarter then ended, such per annum percentage shall be equal to 0.3000% until such time as such Officer's Certificate is received. All such determinations shall be effective on the fifth Business Day following receipt of such Officer's Certificate of the Companies. Such commitment fee shall be payable in arrears on each Quarterly Date and on the Maturity Date."

          (h) Section 5.03 of the Credit Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

          "At the end of each fiscal quarter indicated below, the Companies will not permit the ratio of Income Available for Fixed Charges (based on the four fiscal quarters immediately prior to the date of determination) to Fixed Charges (based on the four fiscal quarters immediately prior to the date of determination) to be less than the ratio set forth below opposite each such fiscal quarter:

Fiscal Quarter                                     Ratio
First fiscal quarter of fiscal year 1996           1.80 to 1
Second and third fiscal quarters of fiscal year    1.65 to 1
1996
Fourth fiscal quarter of fiscal year 1996          1.80 to 1
Each fiscal quarter thereafter                     2.00 to 1"

          (i) The first sentence of Section 5.17 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "The Companies will and will cause each Subsidiary, at all times, to maintain insurance of such types and in such amounts as is consistent with prudent practices and standards for companies of the same size as and engaged in businesses similar to that of the Companies."

          (j) Exhibit C to the Credit Agreement is hereby amended to be in the form of Exhibit C attached to this Second Amendment.

     2.        REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.
By its execution and delivery hereof, each Company represents and warrants that, as of the date hereof and after giving effect to the amendments contemplated by the foregoing Section 1:

          (a) the representations and warranties contained in the Credit Agreement are true and correct on and as of the date hereof as made on and as of such date;

          (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

          (c) each Company has full power and authority to execute and deliver this Second Amendment, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of such Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity
     (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws; and

          (d) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other
     Person (including, but not limited to, with respect to the Prudential Debt), is required for the execution, delivery or performance by each Company of this Second Amendment.

     3. CONDITIONS OF EFFECTIVENESS. This Second Amendment shall be effective as of March 26, 1996, subject to the following:

          (i) Agent shall have received counterparts of this Second Amendment executed by the Majority Lenders;

          (ii) Agent shall have received counterparts of this Second Amendment executed by each Company;

          (iii) Agent shall have received evidence satisfactory to it that Section 6A(3) of Prudential Debt shall have been amended in a form similar to the amendment provided for in
     Section 1(h) of this Second Amendment;

          (iv) Agent shall have received certified copies of resolutions of each Company authorizing execution, delivery and performance of this Second Amendment; and

          (v) Agent shall have received, in form and substance satisfactory to Agent and its counsel, such other documents, certificates and instruments as Agent shall require.

     4.        REFERENCE TO THE CREDIT AGREEMENT.

          (a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

          (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

     5. COSTS, EXPENSES AND TAXES. The Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Credit Agreement, as hereby amended).

     6. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

     7. GOVERNING LAW: BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon each Company and each Lender and their respective successors and assigns.

     8. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

     9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE
FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS
BETWEEN THE PARTIES.


          REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as the date first above written.
                              AMERICAN FREIGHTWAYS CORPORATION



                              By:  /s/Frank Conner
                                   Title: EVP - Accounting &
                                          Finance


                              AMERICAN FREIGHTWAYS, INC.



                              By:  /s/Frank Conner
                                   Title: EVP - Accounting &
                                          Finance


                              NATIONSBANK OF TEXAS, N.A.
                              as Agent and as a Lender



                              By:  /s/Steven A. Deily
                                   Title: Senior Vice President


                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION



                              By:  /s/Michael Lister
                                   Title: VP


                              WACHOVIA BANK OF GEORGIA, N.A.



                              By:  John R. Tibe
                                   Title: Cororate Banking Officer